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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES

TEMPO Sound, Inc.,
an Oklahoma Corporation

450714 B.C.,
a British Columbia, Canada Corporation

DMX-Europe N.V.,
a Netherlands Corporation